Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20879, 333-20881, 333-91328, and 333-141669) of Ralcorp Holdings, Inc. of our report dated September 26, 2007 relating to the financial statements of Vail Resorts, Inc., which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Denver, CO
November 29, 2007